Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 11, 2017 by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the Lenders signatory hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of June 27, 2016 by and among the Borrower, the lenders named therein and the Administrative Agent (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

Section 2.    Amendments to Credit Agreement.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Aggregate Disposition Proceeds Prepayment Amount” has the meaning assigned to such term in Section 2.09(d).

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement entered into as of September 11, 2017 by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means September 11, 2017.

“Disposition Proceeds Prepayment Amount” has the meaning assigned to such term in Section 2.09(d).

“Minimum Liquidity Fall-Away Date” means the earlier to occur of (a) the commencement of the Total Leverage Ratio Test Period and (b) the first date on which (i) all Revolving Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Loan and all fees payable under Sections 2.10(a) and 2.10(b) shall have been paid in full in cash, (iii) all Letters of Credit shall have expired or terminated (or have been cash collateralized in the manner reasonably satisfactory to the applicable Issuing Bank or with respect to which other arrangements satisfactory to the applicable Issuing Bank have been made), in each case, without any pending draw, and (iv) all LC Disbursements shall have been reimbursed in full in cash.

“Permitted Senior Notes” means the senior unsecured notes issued by the Borrower in the first notes offering (or any substantially contemporaneous offerings related thereto) consummated by Borrower or any of its Subsidiaries on or after the Amendment No. 1 Effective Date and meeting each of the following criteria: (a) the net cash proceeds of such notes are used, within one year after the date such notes are issued, to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any Permitted Existing Indebtedness and, to the extent any such net cash proceeds have not been so used within such one year period, the remaining net cash proceeds are applied pursuant to Section 2.09(h) (provided that, for purposes of this definition, the Borrower will be deemed to have used the net cash proceeds of such notes to redeem Existing Senior Notes described in clauses (a), (e) and (f) of the definition thereof, to the extent such Existing Senior Notes are redeemed by the Borrower on May 30, 2017), (b) such notes have a stated maturity that is no earlier than 91 days after the Scheduled Maturity Date, (c) such notes have a Weighted Average Life to Maturity that is no shorter than the period beginning on the date such notes are issued and ending on the date that is 91 days after the Scheduled Maturity Date, (d) such notes (1) have terms substantially similar to (or more favorable to the Borrower than) those customary in high-yield debt offerings and (2) do not contain financial maintenance covenants and (e) such notes are not guaranteed by any Restricted Subsidiary.

“Specified Disposition” means a Disposition described in clause (a) of the definition of the term “Prepayment Event” consummated on or after the Amendment No. 1 Effective Date.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on such date.

“Total Leverage Ratio Election Notice” has the meaning assigned to such term in Section 6.04(d)(i).

“Total Leverage Ratio Start Date” means the first day of the Total Leverage Ratio Test Period, which may be either the first day of the Fiscal Quarter during which the Borrower delivers the Total Leverage Ratio Election Notice to the Administrative Agent or the first day of any subsequent Fiscal Quarter.

“Total Leverage Ratio Test Period” means the period commencing on the Total Leverage Ratio Start Date through and including the Maturity Date.

(b)    Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)    The definition of “Minimum Liquidity Amount” is hereby amended and restated in its entirety as follows:

“Minimum Liquidity Amount” means, as of any date of determination, (a) if the Total Leverage Ratio as of such date is less than 4.00 to 1.00, zero; and (b) if the Total Leverage Ratio as of such date is greater than or equal to 4.00 to 1.00, $300,000,000.”

(ii)    The definition of “Pro Forma Financial Covenant Compliance” is hereby amended by (A) inserting the phrase “if such date occurs prior to the commencement of the Total Leverage Ratio Test Period,” at the beginning of clause (b) therein, (B) deleting the word “and” appearing before clause (c) therein and (C) adding the following new clause (d):

“; and (d) if such date occurs during the Total Leverage Ratio Test Period, the Total Leverage Ratio, determined as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered or are required to have been delivered pursuant to Section 5.01, after giving effect to such transaction as if such transaction had occurred on the first day of the applicable measurement period, is not greater than the required amount set forth in Section 6.04(d)(ii).”

(iii)    The definitions of “Required Financial Measurement”, “Minimum Consolidated EBITDAX Requirement”, “Maximum Total Leverage Ratio Requirement” and “Secondary Proceeds Prepayment Amount” are each hereby deleted in their entirety.

(c)    Section 2.09(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Mandatory Prepayments and Reductions of Aggregate Revolving Commitments Upon Prepayment Events. Within three Business Days after the Borrower or any of its Restricted Subsidiaries receives any Net Cash Proceeds from a Prepayment Event, the Borrower shall apply a portion of such Net Cash Proceeds equal to 50% of the amount of Net Cash Proceeds that would have been received by the Borrower or such Restricted Subsidiary, as applicable, in the event that 100% of the consideration for such Prepayment Event had been paid in cash (such amount, the “Disposition Proceeds Prepayment Amount”) as follows:

(i)    first, to prepay Revolving Loans (and permanently reduce the Aggregate Revolving Commitments in an equivalent amount) until the Revolving Loans are paid in full; provided that, if after application of this clause (i), the Total Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of LC Exposures, the Borrower shall (to the extent not prohibited by the Senior Notes Indentures and to the extent that the Borrower would not be required pursuant to the terms of any of the Senior Notes Indentures to secure the Senior Notes issued pursuant thereto equally and ratably with such Obligations) immediately cash collateralize the Total LC Exposure in an amount equal to such excess by depositing such amount into the LC Collateral Account; and

(ii)     second, if no Revolving Loans are then outstanding after application of Section 2.09(d)(i), the Borrower shall permanently reduce the Aggregate Revolving Commitments in an amount equal to the remainder (if any) of the Disposition Proceeds Prepayment Amount after application of Section 2.09(d)(i); provided that, if after application of this clause (ii), the Total Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of LC Exposures, the Borrower shall (to the extent not prohibited by the Senior Notes Indentures and to the extent that the Borrower would not be required pursuant to the terms of any of the Senior Notes Indentures to secure the Senior Notes issued pursuant thereto equally and ratably with such Obligations) immediately cash collateralize the Total LC Exposure in an amount equal to such excess by depositing such amount into the LC Collateral Account;

provided that (A) with respect to any Specified Disposition, the Borrower shall not be required to make any such prepayment or reduction under this Section 2.09(d) unless the sum of (x) the Disposition Proceeds Prepayment Amount in respect of such Specified Disposition plus (y) the aggregate Disposition Proceeds Prepayment Amounts in respect of all other Specified Dispositions consummated prior thereto (such sum, the “Aggregate Disposition Proceeds Prepayment Amounts”), exceeds $500,000,000 (and, in such event, only the portion of the Aggregate Disposition Proceeds Prepayment Amounts in excess of $500,000,000 shall be required to be applied to make such prepayment or reduction), and (B) in the case of any event described in clause (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower or the applicable Restricted Subsidiary intends to apply the Net Cash Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Cash Proceeds, in operating assets useful in the business of the Borrower and its Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment or reduction of the Aggregate Revolving Commitments shall be required pursuant to this Section 2.09(d) in respect of the Net Cash Proceeds specified in such certificate; provided further that, to the extent any such Net Cash Proceeds have not been so applied by the end of such 180-day period, the Borrower shall apply such Net Cash Proceeds on the first Business Day following the end of such 180-day period as specified in the preceding clauses (i) and (ii).

The Borrower shall notify the Administrative Agent of the occurrence of any Prepayment Event at least one (1) Business Day prior to the consummation of such Prepayment Event and such notice shall be accompanied by a reasonably detailed calculation of the anticipated Net Cash Proceeds thereof. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the occurrence of the Prepayment Event and the anticipated Net Cash Proceeds thereof.”

(d)    Section 2.09 of the Credit Agreement is hereby further amended by inserting a new clause (h) as follows:

“(h)    Mandatory Prepayments and Reductions of Aggregate Revolving Commitments Resulting from Permitted Senior Notes. On the date that is one year after the date the Permitted Senior Notes are issued (such date, the “Permitted Senior Notes Excess Proceeds Prepayment Date”), the Borrower shall apply an amount equal to the difference between (x) the net cash proceeds of the Permitted Senior Notes less (y) the amount of such net cash proceeds, if any, applied (or deemed to have been applied in accordance with clause (a) of the definition of “Permitted Senior Notes”) prior to the Permitted Senior Notes Excess Proceeds Prepayment Date to extend, refinance, replace, defease, discharge, refund or otherwise retire for value any Permitted Existing Indebtedness (such amount, the “Permitted Senior Notes Excess Proceeds Prepayment Amount”), as follows:

(i) first, to prepay Revolving Loans (and permanently reduce the Aggregate Revolving Commitments in an equivalent amount) until the Revolving Loans are paid in full; provided that, if after application of this clause (i), the Total Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of LC Exposures, the Borrower shall (to the extent not prohibited by the Senior Notes Indentures and to the extent that the Borrower would not be required pursuant to the terms of any of the Senior Notes Indentures to secure the Senior Notes issued pursuant thereto equally and ratably with such Obligations) immediately cash collateralize the Total LC Exposure in an amount equal to such excess by depositing such amount into the LC Collateral Account; and

(ii) second, if no Revolving Loans are then outstanding after application of Section 2.09(h)(i), the Borrower shall permanently reduce the Aggregate Revolving Commitments in an amount equal to the remainder (if any) of the Permitted Senior Notes Excess Proceeds Prepayment Amount after application of Section 2.09(h)(i); provided that, if after application of this clause (ii), the Total Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of LC Exposures, the Borrower shall (to the extent not prohibited by the Senior Notes Indentures and to the extent that the Borrower would not be required pursuant to the terms of any of the Senior Notes Indentures to secure the Senior Notes issued pursuant thereto equally and ratably with such Obligations) immediately cash collateralize the Total LC Exposure in an amount equal to such excess by depositing such amount into the LC Collateral Account; provided that, for the avoidance of doubt, the Borrower may retain the portion of the Permitted Senior Notes Excess Proceeds Prepayment Amount in excess of the amount required to reduce the Aggregate Revolving Commitments to zero in accordance with this clause (h)(ii).”

(e)    Section 6.03(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    Permitted Existing Indebtedness, Permitted Senior Notes and Permitted Refinancing Indebtedness in respect thereof;”

(f)    Section 6.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Minimum Liquidity. The Borrower will not, as of the last day of any Fiscal Quarter occurring prior to the Minimum Liquidity Fall-Away Date, permit Liquidity to be less than the Minimum Liquidity Amount as of such date.”

(g)    Section 6.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)    Minimum Interest Coverage Ratio. The Borrower will not, as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2017), permit the Interest Coverage Ratio to be less than 2.00 to 1.00.”

(h)    Section 6.04 of the Credit Agreement is hereby further amended by inserting a new clause (d) as follows:

“(d)    Total Leverage Ratio Election.

(i)    Total Leverage Ratio Election Notice. At any time on or after the Amendment No. 1 Effective Date, the Borrower may, at its option, deliver an irrevocable notice to the Administrative Agent substantially in the form of Exhibit I attached hereto (the “Total Leverage Ratio Election Notice”) pursuant to which the Borrower (A) notifies the Administrative Agent that the Borrower has elected to commence the Total Leverage Ratio Test Period and (B) identifies the Total Leverage Ratio Start Date; provided that the Total Leverage Ratio Start Date may be the first day of the Fiscal Quarter during which the Borrower delivered the Total Leverage Ratio Notice to the Administrative Agent only if (1) the Borrower delivers such Total Leverage Ratio Election Notice to the Administrative Agent at least 15 days prior to the last day of such Fiscal Quarter and (2) the Borrower would be in pro forma compliance with the Total Leverage Ratio as of the last day of such Fiscal Quarter, determined for this purpose by assuming that (x) Total Indebtedness as of such day will be equal to Total Indebtedness as of the date of delivery of the Total Leverage Ratio Election Notice and (y) Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on such day will be equal to Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter for which financial statements are available).

(ii)    Maximum Total Leverage Ratio. The Borrower will not, as of the last day of any Fiscal Quarter during the Total Leverage Ratio Test Period, permit the Total Leverage Ratio to be greater than (A) with respect to the Fiscal Quarter ending on June 30, 2017 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 6.00 to 1.00, (B) with respect to the Fiscal Quarter ending September 30, 2017 and the Fiscal Quarter ending December 31, 2017 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 5.50 to 1.00, (C) with respect to the Fiscal Quarter ending March 31, 2018 and the Fiscal Quarter ending June 30, 2018 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 5.00 to 1.00 and (D) with respect to any Fiscal Quarter ending thereafter (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 4.50 to 1.00.”

(i)    Exhibit G of the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto.

(j)    The Credit Agreement is hereby further amended by attaching a new Exhibit I thereto in the form attached as Annex B hereto.

Section 3.    Amendment No. 1 Effective Date; Conditions Precedent. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions have been satisfied:

(a)    the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a counterpart of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)    the Borrower shall have paid (i) to the Administrative Agent, the Sole Lead Arranger and the Lenders, as applicable, all fees and other amounts agreed upon by such parties to be paid on or prior to the Amendment No. 1 Effective Date and (ii) to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Amendment No. 1 Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03 of the Credit Agreement or any other Loan Document;

(c)    the Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the 2015 Term Loans shall have been paid in full, (ii) all interest, fees and other amounts payable under the 2015 Term Loan Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) shall have been paid in full and (iii) the 2015 Term Loan Agreement and all other 2015 Term Loan Documents shall have been terminated; and

(d)    no Default or Event of Default shall have occurred and be continuing.

Section 4.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, before and after giving effect to each of the amendments set forth in this Amendment:

(a)    the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties are true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent made as of a specific date, which representations and warranties shall have been true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall have been true and correct in all respects as of such specific date); and

(b)    no Default or Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date.

Section 5.    Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof. The Borrower represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.

Section 6.    Ratification of Collateral Documents. The Borrower hereby acknowledges and ratifies, on behalf of itself and each other Loan Party, the existence and priority of the Liens granted by the Loan Parties in and to the Collateral in favor of the Secured Parties and represents and warrants, on behalf of itself and each other Loan Party, that such Liens and security interests are valid, existing and in full force and effect. The Borrower hereby ratifies and confirms, on behalf of itself and each other Loan Party, each Loan Party’s obligations under the Collateral Documents to which such Loan Party is a party and hereby represents and acknowledges, on behalf of itself and each other Loan Party, that the Loan Parties have no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their obligations thereunder. Furthermore, the Borrower agrees, on behalf of itself and each other Loan Party, that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Collateral Documents or any of the other Loan Documents. Finally, the Borrower hereby represents and warrants, on behalf of itself and each other Loan Party, that the execution and delivery of this Amendment and the other documents executed in connection herewith shall in no way change or modify its or any other Loan Party’s obligations as a debtor, pledgor, assignor, obligor, grantor, mortgagor and/or chargor under any Collateral Document and the other Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Loan Party.

Section 7.    Effect of Amendment. From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Credit Agreement in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement as modified by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. For the avoidance of doubt, notwithstanding the amendments to the definition of “Minimum Liquidity Amount” and to Section 6.04(b), the Borrower shall be required to comply with Sections 6.04(a) and 6.04(b) as of March 31, 2017 by reference to the definition of “Minimum Liquidity Amount” and to Section 6.04(b) as such definition and Section existed as of such date, and the Compliance Certificate to be delivered by the Borrower with respect to the Fiscal Quarter ended March 31, 2017 shall demonstrate such compliance; in the event the Borrower is not in compliance with such requirement, an Event of Default shall occur.

Section 8.    Costs and Expenses. Pursuant to the terms of Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Sole Lead Arranger and their respective Affiliates in connection with the preparation, execution and enforcement of this Amendment.

Section 9.    Choice of Law. This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

Section 10.    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Amendment No. 1 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY, a Delaware corporation

By:	/s/ Jennifer E. Stewart
Name:	Jennifer E. Stewart
Title:	Senior Vice President and Chief Financial Officer — Interim

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By	/s/ Muhammad Hasan
	Name:	Muhammad Hasan
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

BANK OF AMERICA, N.A., as a Lender

By	/s/ Raza Jafferi
	Name:	Raza Jafferi
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

WELLS FARGO BANK, N.A., as a Lender

By	/s/ Brian Malone
	Name:	Brian Malone
	Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CITIBANK, N.A., as a Lender

By	/s/ Ivan Davey
	Name:	Ivan Davey
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CITIZENS BANK, N.A., as a Lender

By	/s/ David W. Stack
	Name:	David W. Stack
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

BANK OF MONTREAL, as a Lender

By	/s/ Melissa Guzmann
	Name:	Melissa Guzmann
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By	/s/ Mark Oberreuter
	Name:	Mark Oberreuter
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

BNP PARIBAS, as a Lender

By	/s/ Ann Rhoads
	Name:	Ann Rhoads
	Title:	Managing Director

By	/s/ Sriram Chandrasekaran
	Name:	Sriram Chandrasekaran
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

MIZUHO BANK, LTD., as a Lender

By	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

COMPASS BANK, as a Lender

By	/s/ Payton K. Swope
	Name:	Payton K. Swope
	Title:	Executive Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By	/s/ Dixon Schultz
	Name:	Dixon Schultz
	Title:	Managing Director

By	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

ROYAL BANK OF CANADA, as a Lender

By	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Mary McElwain
	Name:	Mary McElwain
	Title:	Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By	/s/ Richard Antl
	Name:	Richard Antl
	Title:	Authorized Signatory

By	/s/ Donovan Broussard
	Name:	Donovan Broussard
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By	/s/ Robert James
	Name:	Robert James
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

COMERICA BANK, as a Lender

By	/s/ Garrett R. Merrell
	Name:	Garrett R. Merrell
	Title:	Assistant Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

FIFTH THIRD BANK, as a Lender

By	/s/ Larry Hayes
	Name:	Larry Hayes
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By	/s/ Lea Baerlocher
	Name:	Lea Baerlocher
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

HSBC BANK USA, N.A., as a Lender

By	/s/ Michael Bustios
	Name:	Michael Bustios
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Sandra Aultman
	Name:	Sandra Aultman
	Title:	Managing Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

US BANK N.A., as a Lender

By	/s/ James P. Cecil
	Name:	James P. Cecil
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

SOCIÉTÉ GÉNÉRALE, as a Lender

By	/s/ Diego Medina
	Name:	Diego Medina
	Title:	Director

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

GOLDMAN SACHS BANK USA, as a Lender

By	/s/ Ushma Dedhiya
	Name:	Ushma Dedhiya
	Title:	Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement

(Southwestern Energy Company)

ANNEX A

EXHIBIT G

Form of Compliance Certificate

Attached.

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that such officer is the Chief Financial Officer of Southwestern Energy Company (the “Borrower”) and that such officer is authorized to execute and deliver this certificate (this “Compliance Certificate”) on behalf of the Borrower pursuant to Section 5.01(c) of the Credit Agreement, dated as of June 27, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings given thereto in the Credit Agreement.

The undersigned also hereby certifies that a review of the Borrower and the other Loan Parties has been made under such officer’s supervision with a view to determining whether the Borrower and the other Loan Parties have fulfilled all of their respective obligations under the Credit Agreement, the Notes and the other Loan Documents; and in his/her capacity as such officer of the Borrower, and on behalf of the Borrower further certifies, represents and warrants that:

1.	Attached hereto as Schedule I are the financial statements of the Borrower as at the end of and for the Fiscal Year ☐ Fiscal Quarter ☐ (check one) ended , 20 as required by Section 5.01(a) or Section 5.01(b) of the Credit Agreement, as applicable.

2.	[Such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as at the end of, and for, the period covered thereby in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes][1].

3.	Attached hereto as Schedule II are detailed calculations used by the Borrower to establish whether the Borrower was in compliance with the Financial Covenants as of the date of the financial statements attached as Schedule I (the “Measurement Date”), the results of which are summarized as follows:

a.	[Section 6.04(a) of the Credit Agreement:

Liquidity:2                     ]3

b.	Section 6.04(b) of the Credit Agreement

Interest Coverage Ratio:4

[1]	To be included if the Compliance Certificate accompanies financial statements delivered pursuant to Section 5.01(b) of the Credit Agreement.
[2]	To be in compliance, Liquidity must be less than (a) if the Total Leverage Ratio as of the Measurement Date is less than 4.00 to 1.00, zero; and (b) if the Total Leverage Ratio as of the Measurement Date is greater than or equal to 4.00 to 1.00, $300,000,000.
[3]	To be included for each Fiscal Quarter ending prior to the Minimum Liquidity Fall-Away Date.
[4]	To be in compliance (commencing with the Fiscal Quarter ending June 30, 2017), cannot be less than 2.00 to 1.00.

c.	Section 6.04(c) of the Credit Agreement

Collateral Coverage Ratio:5

d.	[Section 6.04(d)(ii) of the Credit Agreement

Total Leverage Ratio:6                     ]7

e.	[ ][8].

4.	[Unless otherwise specified on Schedule III attached hereto, no] [No] Default or Event of Default has occurred. [The Borrower has taken or proposes to take the action to cure such Default or Event of Default described therein.]

5.	[Attached as Schedule IV are consolidating spreadsheets showing all consolidated Unrestricted Subsidiaries and the eliminating entries.][9]

6.	There have been no changes in GAAP or in the application thereof since the date of the Borrower’s consolidated financial statements most recently delivered pursuant to Section 5.01(a) of the Credit Agreement (or if any such change has occurred, attached is a description of the effect of such change on the financial statements accompanying this Compliance Certificate).

[5]	To be in compliance, cannot be less than 1.50 to 1.00.
[6]	To be in compliance, the Total Leverage Ratio cannot be greater than (A) with respect to the Fiscal Quarter ending on June 30, 2017 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 6.00 to 1.00, (B) with respect to the Fiscal Quarter ending September 30, 2017 and the Fiscal Quarter ending December 31, 2017 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 5.50 to 1.00, (C) with respect to the Fiscal Quarter ending March 31, 2018 and the Fiscal Quarter ending June 30, 2018 (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 5.00 to 1.00 and (D) with respect to any Fiscal Quarter ending thereafter (to the extent the last day of such Fiscal Quarter occurs during the Total Leverage Ratio Test Period), 4.50 to 1.00.
[7]	To be included for each Fiscal Quarter ending during the Total Leverage Ratio Test Period.
[8]	Insert any Additional Financial Covenants included in the Credit Agreement pursuant to Section 5.09 of the Credit Agreement.
[9]	To be included if, as of the last day of the fiscal period covered by the financial statements delivered herewith, any of the consolidated Subsidiaries of the Borrower have been designated as Unrestricted Subsidiaries pursuant to Section 5.08 of the Credit Agreement.

Exhibit G, Page 2

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate as of             , 20    .

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title:	[Chief Financial Officer/Chief Accounting Officer]

ANNEX B

EXHIBIT I

Form of Total Leverage Ratio Election Notice

Attached.

EXHIBIT I

FORM OF TOTAL LEVERAGE RATIO ELECTION NOTICE

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

500 Stanton Christiana Rd, 3/Ops 2

Newark, DE 19713

Attention: Jessie Jiang

Facsimile: 302-634-3301

Telephone: 302-634-2426

Re:	Southwestern Energy Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of June 27, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwestern Energy Company (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you irrevocable notice (this “Notice”) pursuant to Section 6.04(d)(i) of the Credit Agreement that it has elected to commence the Total Leverage Ratio Test Period, and in that connection, the Borrower specifies that the Total Leverage Ratio Start Date will be             , 20    .

The Borrower also hereby represents and warrants that, to the extent that the Total Leverage Ratio Start Date is requested to be the first day of the Fiscal Quarter during which the Borrower has delivered this Notice to the Administrative Agent:

1.	the Borrower has delivered this Notice at least 15 days prior to the last day of such Fiscal Quarter, and

2.	the Borrower will be in pro forma compliance with the Total Leverage Ratio as of the last day of such Fiscal Quarter, determined for this purpose by assuming that (x) Total Indebtedness as of such day will be equal to Total Indebtedness as of the date of delivery of this Notice and (y) Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on such day will be equal to Consolidated EBITDAX for the period of four consecutive Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter for which financial statements are available.[10] Attached hereto as Schedule I are detailed calculations used by the Borrower to establish such pro forma compliance.

[10]	To be in compliance, the Total Leverage Ratio cannot be greater than (A) with respect to the Fiscal Quarter ending on June 30, 2017, 6.00 to 1.00, (B) with respect to the Fiscal Quarter ending September 30, 2017 and the Fiscal Quarter ending December 31, 2017, 5.50 to 1.00, (C) with respect to the Fiscal Quarter ending March 31, 2018 and the Fiscal Quarter ending June 30, 2018, 5.00 to 1.00 and (D) with respect to any Fiscal Quarter ending thereafter, 4.50 to 1.00.

Very truly yours,

SOUTHWESTERN ENERGY COMPANY

By:
Name:
Title: